                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT



     There is no parent of the Company. The following is a listing of the significant subsidiaries of the Company, or if indented, subsidiaries of the Company under which they are listed:



                                                          Jurisdiction of
                                                            Organization
                                                          ---------------

  McKesson Water Products Company......................     California
  Medis Health and Pharmaceutical Services Inc.........      Canada
  General Medical Inc..................................     Delaware
    GM Holdings, Inc...................................     Delaware
      McKesson General Medical Corp....................      Virginia


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